EXHIBIT 4.3

EXECUTION VERSION

COLLATERAL AGREEMENT

dated as of

June 19, 2014

among

LMI AEROSPACE, INC.

and

CERTAIN SUBSIDIARIES

IDENTIFIED HEREIN,

collectively, the Grantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

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TABLE OF CONTENTS

(continued)

SCHEDULES

SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Commercial Tort Claims
SCHEDULE III	Deposit Accounts and Securities Accounts
SCHEDULE IV	Locations of Collateral
SCHEDULE V	Post-Closing Covenants

EXHIBITS

EXHIBIT I	Form of Collateral Agreement Supplement
EXHIBIT II	Form of Issuer’s Acknowledgement
EXHIBIT II	Form of Perfection Certificate

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COLLATERAL AGREEMENT

This COLLATERAL AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 19, 2014, is made by and among LMI AEROSPACE, INC., a Missouri corporation (the “Company”), certain subsidiaries of the Company from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Notes Secured Parties (as defined in the Indenture (as defined below)).

Reference is made to that certain Indenture, dated as of June 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”), the Collateral Agent and U.S. Bank National Association, as Trustee, pursuant to which the Company is issuing $250,000,000 aggregate principal amount of its 7.375% Second-Priority Senior Secured Notes due 2019 (the “Notes”).

Pursuant to the Indenture, each Guarantor has jointly and severally guaranteed on a senior secured basis to the Notes Secured Parties the payment when due of all Indenture Obligations. The Trustee has been appointed to serve as the Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement. The Company and each other Grantor will derive substantial benefits from the execution, delivery and performance of the Indenture Obligations and are willing to execute and deliver this Agreement in order to induce the Holders to purchase the Notes. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b) The interpretive provisions specified in Section 1.04 of the Indenture also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to, or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Article 9 Collateral” has the meaning specified in Section 3.01(a).

“CFC” means an entity that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and with respect to which the Company is a “United States shareholder” within the meaning of Section 951(b) of the Code.

“Claiming Party” has the meaning assigned to such term in Section 5.01.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agreement Supplement” means an agreement in the form of Exhibit I hereto.

“Contributing Party” has the meaning assigned to such term in Section 5.01.

“Deposit Account” means a demand, time, savings, passbook, securities or like account with a bank, savings and loan association, credit union, like organization or other financial institution, other than an account evidenced by a negotiable certificate of deposit.

“Excluded Accounts” means (a) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments and (b) one or more Deposit Accounts established solely for the purpose of funding petty cash or otherwise for which a control agreement has not been obtained (other than those specified in clause (a) above) so long as the aggregate amount or deposit in all Deposit Accounts referred to in this clause (b) does not exceed $250,000 at any time.

“Existing Credit Agreement” means that credit agreement dated as of December 28, 2012, as amended as of February 5, 2013 and as further amended as of August 22, 2013, entered into between the Company, as the borrower, the guarantors party thereto, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts; provided that General Intangibles shall not include, except solely for the purposes of Section 3.01(b), any intellectual property and related assets subject to the Intellectual Property Security Agreement, dated as of the date hereof, among the Company, the other grantors party thereto and the Collateral Agent (the “Intellectual Property Security Agreement”) or any assets otherwise specifically excluded from the definition of “Collateral” (as defined therein).

“Grantor” means, collectively, the Initial Grantors and any other Subsidiary of the Company that executes and delivers a Collateral Agreement Supplement pursuant to Section 6.14.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Initial Grantors” means the Company and each Subsidiary of the Company party hereto on the date hereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated June 19, 2014, among Royal Bank of Canada, as first lien collateral agent, and the Collateral Agent.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements (other than commercial agreements) with, any Governmental Authority.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership or partnership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Receivables” means accounts (as that term is defined in the New York UCC).

“Receivables Records” means (i) all originals of all documents, instruments or other writings or electronic records or other records evidencing Receivables, (ii) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgements, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Swap Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

ARTICLE II

Pledge of Securities

SECTION 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Indenture Obligations each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Notes Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Notes Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under and whether now or hereafter existing or arising (i) all Equity Interests owned or otherwise held by it in each of its Subsidiaries listed on Schedule I and any other Equity Interests in any Subsidiary of the Company obtained after the date of this Agreement by such Grantor and the certificates representing all such Equity Interests (collectively, the “Pledged Equity”); provided that the Pledged Equity shall not include (A) Equity Interests in any Subsidiary that is directly or indirectly owned by a CFC, (B) more than 65% of the issued and outstanding Voting Stock of each Subsidiary that is a CFC, (C) Equity Interests in any Person (other than Wholly-Owned Subsidiaries) to the extent not permitted to be pledged by the terms of such Person’s organizational or joint venture documents, (D) Equity Interests of any Domestic Subsidiary whose only asset is the Equity Interests in Foreign Subsidiaries and (E) the Equity Interests of any Grantor to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require the filing with the SEC of separate financial statements of such Grantor, which financial statements are not then otherwise required to be filed with the SEC but only to the extent such separate financial statements of such Grantor have not been so filed with the SEC; (ii) (A) all debt securities owned by it and listed opposite the name of such Grantor on Schedule I, (B) any debt securities obtained after the date of this Agreement by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the debt securities referred to in clauses (A), (B) and (C) of this clause (ii) are collectively referred to as the “Pledged Debt”); provided that the Pledged Debt shall exclude intercompany Indebtedness owed by any Subsidiary that is a CFC or is directly or indirectly owned by a CFC solely to the extent a pledge thereof could reasonably be expected to result in material adverse tax consequences; (iii) all other property that is delivered to and held by the First Priority Agent in accordance with the Collateral and Guarantee Requirement (as defined in the Credit Agreement); (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and (vi) all proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall exclude (A) any assets the pledge of which is prohibited by law or by agreements containing anti-assignment clauses not overridden by the Uniform Commercial Code or other applicable Law and (B) any intellectual property and related assets subject to the Intellectual Property Security Agreement (it being understood and agreed that such intellectual property and related assets shall otherwise constitute Collateral).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Notes Secured Parties, subject, however, to the terms, covenants and conditions hereinafter set forth.

The grant of a security interest in the Pledged Collateral by each Grantor under this Agreement secures the payment of all Indenture Obligations of such Grantor now or hereafter existing under, or in respect of, the Indenture Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Indenture Obligations and that would be owed by such Grantor to any Notes Secured Party under the Indenture Documents but for the fact that such Indenture Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 2.02 Delivery of the Pledged Collateral.

(a) Subject to the terms of the Intercreditor Agreement, each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Notes Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02; provided that, to the extent the First Priority Agent is in possession of any Pledged Securities on the Issue Date pursuant to the terms of the Existing Credit Agreement, such Pledged Securities shall be deemed to have been delivered to the Collateral Agent by the Grantors (as applicable) on the Issue Date (subject to the terms of the Intercreditor Agreement).

(b) Each Grantor will cause any Pledged Debt (other than any intercompany loans constituting Pledged Debt made by such Grantor to a non-Grantor), to be evidenced by a duly executed promissory note (or pursuant to a global note) that is pledged and delivered to the Collateral Agent, for the benefit of the Notes Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to Section 2.02(a) or (b) shall be accompanied by undated stock or note powers, as applicable, duly executed in blank, or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied (to the extent necessary to perfect the security interest therein or allow realization thereon) by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

(d) Each Grantor hereby agrees that if any of the Pledged Securities not otherwise covered by Sections 2.02(a) or (b) above are at any time not evidenced by certificates, then each applicable Grantor shall, to the extent permitted by applicable Law, (i) cause the issuer to execute and deliver, subject to the terms of the Intercreditor Agreement, to the Collateral Agent an acknowledgement of the pledge of such Pledged Securities, substantially in the form of Exhibit II hereto or such other form that is reasonably satisfactory to the Collateral Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the applicable issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, (A) cause the Organizational Documents of each such issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the New York UCC or its equivalent in other jurisdictions and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 2.02(a). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03 Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Notes Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.

(b) Each Grantor has good and valid rights in and title to the Pledged Collateral and has full power and authority to pledge to the Collateral Agent such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than consent or approval that has been obtained (except for such actions of issuers as are contemplated by Section 2.02(a)).

(c) The Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Subsidiary of the Grantors, to the best of the Grantors’ knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and non-assessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Subsidiary of the Grantors, to the best of the Grantors’ knowledge), are legal, valid and binding obligations of the issuers thereof, enforceable against each issuer thereof in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity (whether considered in a proceeding at law or in equity).

(d) Except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Permitted Liens, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever.

(e) Except for restrictions and limitations imposed by the Indenture Documents or securities laws generally, (i) the Pledged Equity is freely transferable and assignable, and (ii) none of the Pledged Equity is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Notes Secured Parties the pledge of such Pledged Equity hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(f) Each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated.

(g) Except filings necessary to perfect Liens created under the Collateral Documents, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

(h) By virtue of the execution and delivery by the Grantors of this Agreement and the making of the filings and completion of the other actions contemplated hereby, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Indenture Obligations.

(i) The pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Notes Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests; Modification of Organizational Documents. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 shall be delivered to the Collateral Agent. Except as requested by the Collateral Agent, each Grantor agrees that it will not, and will cause each of its Subsidiaries not, to amend its Organizational Documents such that any Pledged Collateral would be treated as a “security” for purposes of the New York UCC or its equivalent in other jurisdictions as a result of such amendment.

SECTION 2.05 Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall have given the Company written notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Notes Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the other Indenture Documents and the terms and conditions of the applicable Pledged Securities. Promptly upon the cure or waiver of any such Event of Default, upon the request and at the expense of the applicable Grantor, the Collateral Agent shall transfer to or register in the name of, as applicable, each Grantor which originally made the grant hereunder, any such Pledged Securities transferred to or registered in the name of the Collateral Agent pursuant to this Section 2.05 and not otherwise sold or disposed of by the Collateral Agent in accordance with the Indenture Documents.

SECTION 2.06 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Company in writing that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof for any purpose not prohibited by the terms of this Agreement, the Indenture and the other Indenture Documents; provided that such rights and powers shall not be exercised in any manner that would materially and adversely affect the rights inuring to a holder of any Pledged Equity or the rights and remedies of any of the Collateral Agent or the other Notes Secured Parties under this Agreement, the Indenture or any other Indenture Document or the ability of the Notes Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(b) Except upon notice given by the Collateral Agent to the Company following the occurrence and during the continuance of any Default under Section 6.01(9) or 6.01(10) of the Indenture (including commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Grantor) or any other Event of Default pursuant to Section 6.01 of the Indenture, each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Notes Secured Parties and shall be promptly delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

(c) Upon notice given by the Collateral Agent to the Company following the occurrence and during the continuance of any Default under Section 6.01(9) or 6.01(10) of the Indenture (including commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Grantor) or any other Event of Default pursuant to Section 6.01 of the Indenture, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (b) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor, contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (b) of this Section 2.06 and that remain in such account.

(d) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided notice to the Company of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and the Collateral Agent shall have all the obligations it would otherwise have under paragraph (a)(ii) of this Section 2.06.

(e) Any notice given by the Collateral Agent to the Grantors suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing (or by telephone if promptly confirmed in writing), (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (b) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Indenture Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Notes Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Notes Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all cash, Deposit Accounts and Securities Accounts;

(iii) all Chattel Paper;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Goods;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Commercial Tort Claims described on Schedule II;

(xii) all Receivables and Receivables Records;

(xiii) all Letter of Credit Rights;

(xiv) all property of such Grantor held by any Notes Secured Party, including all property of every description, in the custody of or in transit to such Notes Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(xv) all books and records pertaining to the Article 9 Collateral; and

(xvi) to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles and other assets subject to certificates of title, (B) Equity Interests of any Subsidiary that is directly or indirectly owned by a CFC, (C) more than 65% of the issued and outstanding Voting Stock of each Subsidiary that is a CFC and that is directly held by the Company or by any Domestic Subsidiary of the Company, (D) Equity Interests in any Person (other than Wholly-Owned Subsidiaries) to the extent not permitted to be pledged by the terms of such Person’s organizational or joint venture documents, (E) any asset with respect to which the First Priority Agent and the Company reasonably determine that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby, (F) assets (including interests in any partnership, joint venture or non Wholly-Owned Subsidiary of the Company) to the extent a pledge thereof or security interest therein is prohibited by applicable Law, regulation or agreements in effect on the date of this Agreement or the date of acquisition of such asset from a third party and containing enforceable anti-assignment clauses not overridden by the Uniform Commercial Code or other applicable Law, (G) any lease, license or other agreement or any property subject to a purchase money security interest or Capital Lease Obligation or similar arrangement which is permitted under the Indenture Documents to the extent that a grant of a security interest therein would violate or invalidate such lease, license, or agreement, purchase money security interest or Capital Lease Obligation or similar arrangement or create a right of termination in favor of any party thereto (other than a Grantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, other than proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Law notwithstanding such prohibition, (H) Equity Interests of any Domestic Subsidiary whose only asset is the Equity Interests of Foreign Subsidiaries, (I) any real property with a fair market value of less than $1,000,000, (J) intercompany Indebtedness owed by any Subsidiary that is a CFC or is directly or indirectly owned by a CFC solely to the extent a pledge thereof could reasonably be expected to result in adverse tax consequences, (K) “intent-to-use” trademark or service mark applications or (L) the Equity Interests of any Grantor to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require the filing with the SEC of separate financial statements of such Grantor, which financial statements are not then otherwise required to be filed with the SEC but only to the extent such separate financial statements of such Grantor have not been so filed with the SEC; provided, further, that to the extent that any Grantor grants a Lien on any asset or right described in clauses (A) through (K) to secure any Obligations under the Credit Agreement or any other First Priority Obligations (as it or any similarly defined term is defined in the Intercreditor Agreement), such Lien shall be granted on such asset or right to the Collateral Agent. Each Grantor shall, if requested to do so by the Collateral Agent, use commercially reasonable efforts to obtain consents in relation to such of the items otherwise excluded from the Collateral pursuant to clause (F) or (G) of the immediately preceding sentence. Notwithstanding anything to the contrary herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in this paragraph, the Collateral shall include, and the Company shall be deemed to have granted a security in, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be, as if such restriction or condition had never been in effect.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Notes Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets whether now owned or hereafter acquired” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Collateral Agent as secured party, if filed prior to the date hereof.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Notes Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The grant of a security interest in the Collateral by each Grantor under this Agreement secures the payment of all Indenture Obligations of such Grantor now or hereafter existing under, or in respect of, the Indenture Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Indenture Obligations and that would be owed by such Grantor to any Notes Secured Party under the Indenture Documents but for the fact that such Indenture Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3.02 Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent and the other Notes Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect.

(b) This Agreement has been duly executed and delivered by each Grantor that is or is intended to be party hereto. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against each Grantor that is party hereto in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity (whether considered in a proceeding at law or in equity).

(c) The Perfection Certificate (substantially in the form of Exhibit III) has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Issue Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in the Perfection Certificate (or specified by notice from such Grantor to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 4.17 of the Indenture), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Notes Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements.

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Indenture Obligations and (ii) subject to the filings described in Section 3.02(c), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or any other applicable Laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(f) On the date hereof, except to the extent set forth on Schedule II, no Grantor has rights in any Commercial Tort Claim.

(g) On the date hereof, Schedule III is a true and complete list of all Deposit Accounts and Securities Accounts maintained by each Grantor, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement.

(h) On the date hereof, Schedule IV is a true and complete list of all locations where Collateral, including all books and records pertaining to the Collateral, is located.

SECTION 3.03 Covenants.

(a) Each Grantor agrees promptly, and in any event with ten Business Days, to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor or (iii) in the jurisdiction of organization of any Grantor.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien other than any Permitted Lien.

(c) The Company shall deliver to the Collateral Agent the information required pursuant to the Perfection Certificate, or confirm that there has been no change in such information since the most recent certificate delivered pursuant to this Section 3.03(c), when and as delivered to the First Priority Agent pursuant to the Credit Agreement.

(d) The Company agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to (or to cause the applicable Grantor to) execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be necessary or that the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amounts payable under or in connection with any of the Article 9 Collateral are owed to any Grantor and are or shall become evidenced by any promissory note or other Instrument, then except with respect to amounts which, together the fair value of property not required to be collaterally assigned to the Collateral Agent pursuant to Section 3.03(f), do not exceed $250,000 in the aggregate, such note or Instrument shall be promptly pledged and delivered to the Collateral Agent (subject to the terms of the Intercreditor Agreement), for the benefit of the Notes Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(e) Subject to the rights of the Notes Secured Parties (as provided in the Indenture), the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten Business Days of demand for any such payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Notes Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, then except with respect to property that such Grantor reasonably believes, together with the amounts evidenced by a promissory note or Instrument but not required to be pledged to the Collateral Agent pursuant to Section 3.03(d), do not exceed $250,000 in the aggregate, such Grantor shall promptly collaterally assign such security interest to the Collateral Agent for the benefit of the Notes Secured Parties. Such collateral assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) If any Grantor shall obtain an interest in any Commercial Tort Claim as to which it determines that it reasonably expects to recover at least $250,000, such Grantor shall within ten Business Days of making such determination (or such other period reasonably satisfactory to the Collateral Agent) sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

(h) Upon any Grantor opening or otherwise acquiring a Deposit Account or Securities Account (in each case other than an Excluded Account), such Grantor shall promptly take all such actions and execute and deliver all such documents and instruments as the Collateral Agent shall reasonably request to perfect the Collateral Agent’s Lien in such Collateral in a customary manner. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not (i) give, or interfere with such Grantor’s right to give, any instructions to any depositary bank or financial intermediary or (ii) withhold any withdrawal rights from any Grantor, in each case unless an Event of Default has occurred and is continuing.

(i) Each Grantor (rather than the Collateral Agent or any Notes Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Notes Secured Parties from and against any and all liability for such performance.

(j) Upon occurrence and during the continuance of an Event of Default, after notice from the Collateral Agent, such Grantor will not without the prior written consent of the Collateral Agent, subject to the requirements of the Indenture, such consent not to be unreasonably withheld (i) grant any material extension of the time of payment of any Receivable required to be included in Collateral, (ii) compromise or settle any Receivable required to be included in Collateral for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable required to be included in Collateral, (iv) allow any credit or discount whatsoever on any Receivable required to be included in Collateral or (v) amend, supplement or modify any Receivable required to be included in Collateral in any manner that could adversely affect the value thereof except in each case in the ordinary course of business consistent with past practice. Except as the Collateral Agent may otherwise permit in writing, if such Grantor shall enter into any contract or other transaction with an Applicable Governmental Authority (as defined below) which will result in an Applicable Governmental Authority becoming an obligor on any Receivable required to be included in Collateral of an amount greater than $250,000, such Grantor shall (i) promptly thereafter notify the Collateral Agent thereof, (ii) provide to the Collateral Agent all such documents and instruments, and take all such actions, as shall be reasonably requested by the Collateral Agent to enable the Collateral Agent to comply with the requirements of the Federal Assignment of Claims Act or any other applicable requirement of Law to perfect its security interest in such Receivables and obtain the benefits of such act or law with respect thereto and (iii) otherwise comply with its obligations under Section 3.03(d) above with respect thereto. As used in this paragraph, the term “Applicable Governmental Authority” shall mean any Governmental Authority the requirements of Law applicable to which provide that, for a creditor of a Person to which such Governmental Authority has an obligation to pay money, whether pursuant to a Receivable, a General Intangible or otherwise, to perfect such creditor’s Lien on such obligation and/or to obtain the full benefits of such Lien and such requirements of Law, certain notice, filing, recording or other similar actions other than the filing of a financing statement under the Uniform Commercial Code must be given, executed, filed, recorded, delivered or completed, including, without limitation, any Federal Governmental Authority to which the Federal Assignment of Claims Act of 1940 is applicable.

(k) Each Grantor agrees promptly, and in any event with ten Business Days, to notify the Collateral Agent in writing of any change in locations listed on Schedule IV, including, if applicable, a written supplement to Schedule IV showing any additional locations at which any Collateral (or any books or records pertaining to the Collateral) is located. Further, no Grantor shall permit any Collateral to be kept at a location other than those listed on Schedule IV, except for such Collateral with a value not to exceed $100,000 for any location and $300,000 in the aggregate.

(l) Within the time periods specified on Schedule V, the Company agrees to complete such undertakings as are set forth on Schedule V.

SECTION 3.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral from the Company and/or any of its Subsidiaries or from any other Person and evidencing an amount, either individually or in the aggregate, in excess of $250,000, such Grantor shall promptly endorse, collaterally assign and, subject to the terms of the Intercreditor Agreement, deliver the same to the Collateral Agent for the benefit of the Notes Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time acquire any certificated securities, such Grantor shall promptly endorse, collaterally assign and, subject to the terms of the Intercreditor Agreement, deliver the same to the Collateral Agent for the benefit of the Notes Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, then each applicable Grantor shall, to the extent permitted by applicable Law, (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgement of the pledge of such securities substantially in the form of Exhibit II hereto or such other form that is reasonably satisfactory to the Collateral Agent, (ii) if necessary or desirable to perfect a security interest in such securities, cause such pledge to be recorded on the equityholder register or the books of the applicable issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, (A) cause the Organizational Documents of each such issuer to be amended to provide that such securities shall be treated as “securities” for purposes of the New York UCC or its equivalent in other jurisdictions and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 2.02(a). Promptly upon the cure or waiver of any such Event of Default, upon the request and at the expense of the applicable Grantor, the Collateral Agent shall re-register in the name of each Grantor which originally made the grant hereunder any such uncertificated securities registered in the name of the Collateral Agent pursuant to this Section 3.04(b) and not otherwise sold or disposed of by the Collateral Agent in accordance with the Indenture Documents.

ARTICLE IV

Remedies

SECTION 4.01 Remedies Upon Default. (a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that, subject to the terms of the Intercreditor Agreement and the Indenture, the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Indenture Obligations under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or other applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Indenture Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Collateral Agent shall give the applicable Grantors ten Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Notes Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Notes Secured Party from any Grantor as a credit against the purchase price, and such Notes Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Indenture Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02 Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 6.10 of the Indenture.

(b) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Intercreditor Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money therefor by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03 Certain Matters Relating to Receivables.

(a) The Collateral Agent shall have the right, if an Event of Default has occurred and is continuing, at any time to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables required to be included in Collateral, provided that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Subject to the terms of the Intercreditor Agreement, if required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within ten Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in an account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Notes Secured Parties only as provided in Section 4.02, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Notes Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables required to be included in Collateral shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall, subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables required to be included in Collateral, including, without limitation, all original orders, invoices and shipping receipts.

(d) The Collateral Agent in its own name or in the name of others may at any time when an Event of Default has occurred and is continuing, communicate with obligors under the Receivables required to be included in Collateral to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables.

(e) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, each Grantor shall notify obligors on the Receivables required to be included in Collateral that such Receivables have been assigned to the Collateral Agent for the ratable benefit of the Notes Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables required to be included in Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Notes Secured Party shall have any obligation or liability under any such Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Notes Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Notes Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE V

Subrogation and Subordination

SECTION 5.01 Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.02) that, in the event assets of any other Grantor (the “Claiming Party”) shall be sold pursuant to any Collateral Document to satisfy any Indenture Obligation owed to any Notes Secured Party, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Collateral Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.01 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.02 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Section 5.01 and all other rights of indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of the Indenture Obligations (other than contingent obligations for which no claim or other demand has been made). No failure on the part of any Grantor to make the payments required by Section 5.01 (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that all Indebtedness owed to it by any Subsidiary shall be fully subordinated to the payment in full in cash of the Indenture Obligations (other than contingent obligations for which no claim or other demand has been made).

ARTICLE VI

Miscellaneous

SECTION 6.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier, mailed by certified or registered mail or sent by fax or other electronic transmission (i) if to any Grantor, addressed to it in care of the Company at the Company’s address specified in Section 13.02 of the Indenture, (ii) if to the Collateral Agent, at its address specified in Section 13.02 of the Indenture or (iii) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made as provided in Section 13.02 of the Indenture.

SECTION 6.02 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent in exercising any right or power hereunder or under any other Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 9 of the Indenture.

SECTION 6.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of any and all of its documented out-of-pocket expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or any other Indenture Document.

(b) The parties hereto agree that the Collateral Agent shall be entitled to indemnification as provided in Section 10.11(b) of the Indenture as if such section were set out in full herein, and each Grantor hereby waives all liabilities against the Collateral Agent and each Notes Secured Party to the extent set forth in Section 10.11(b) of the Indenture and shall be entitled to all rights granted to it pursuant to Section 7/12 of the Indenture.

(c) Any such amounts payable as provided hereunder shall be additional Indenture Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Indenture Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any other Notes Secured Party. All amounts due under this Section 6.03 shall be payable within ten Business Days of written demand therefor.

SECTION 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Indenture Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of the Indenture Documents, regardless of any investigation made by any Holder or on its behalf and notwithstanding that the Collateral Agent or any other Notes Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty under the Indenture, and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any fee or any other amount payable under any Indenture Document is outstanding and unpaid.

SECTION 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Notes Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08 [Reserved].

SECTION 6.09 Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURTS OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY INDENTURE DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY INDENTURE DOCUMENT AGAINST EACH GRANTOR OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 6.09. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.01. NOTHING IN THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 6.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Indenture Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Indenture Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Indenture Obligations or this Agreement.

SECTION 6.13 Termination or Release.

(a) This Agreement, the Collateral Agreement Supplements, the Security Interest and all other security interests granted hereby shall automatically terminate as provided in Sections 10.03, 10.04 and 10.05 of the Indenture.

(b) In connection with any termination or release pursuant to this Section 6.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.14 Additional Grantors. Any Person required to become party to this Agreement pursuant to Section 4.17 of the Indenture may do so by executing and delivering a Collateral Agreement Supplement and such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until the termination of the Indenture) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Company of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to obtain or maintain the policies of insurance required by Section 4.21 of the Indenture or to pay any premium in whole or in part relating thereto and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Notes Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within ten Business Days of demand by the Grantors to the Collateral Agent and shall be additional Indenture Obligations secured hereby.

SECTION 6.16 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Notes Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall, subject to the terms of the Indenture, have the authority to act as the exclusive agent of such Notes Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder, except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and all other Collateral Documents.

SECTION 6.17 Intercreditor Agreement. Notwithstanding any provision contained herein, (i) this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject to the Intercreditor Agreement and (ii) in the event of a conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Chief Financial Officer

LEONARD’S METAL, INC., as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

LMI FINISHING, INC., as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

PRECISE MACHINE COMPANY, as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

TEMPCO ENGINEERING, INC., as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

VERSAFORM CORP., as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

[Signature Page to Collateral Agreement]

LMI KITTING, LLC,
as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

D3 TECHNOLOGIES INC., as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

INTEGRATED TECHNOLOGIES, INC., as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

TASS, INC., as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

VALENT AEROSTRUCTURES, LLC, as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

VALENT AEROSTRUCTURES – WICHITA, LLC, as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

[Signature Page to Collateral Agreement]

VALENT AEROSTRUCTURES – TULSA, LLC,
as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

VALENT AEROSTRUCTURES – WASHINGTON, LLC, as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

VALENT AEROSTRUCTURES – LENEXA, LLC, as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

VALENT AEROSTRUCTURES – ST. LOUIS, INC., as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

OZARK MOUNTAIN TECHNOLOGIES, LLC, as a Grantor

By:	/s/ Clifford C. Stebe, Jr.
Name:	Clifford C. Stebe, Jr.
Title:	Secretary

[Signature Page to Collateral Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Brian J. Kabbes
Name:	Brian J. Kabbes
Title:	Vice President

[Signature Page to Collateral Agreement]

SCHEDULE I

Pledged Equity

Pledged Debt

SCHEDULE II

Commercial Tort Claims

SCHEDULE III

Deposit Accounts and Securities Accounts

SCHEDULE IV

Locations of Collateral

SCHEDULE V

Post-Closing Obligations

EXHIBIT I

TO THE COLLATERAL AGREEMENT

FORM OF COLLATERAL AGREEMENT SUPPLEMENT

SUPPLEMENT NO. [            ] (this “Supplement”), dated as of [            ], to that certain Collateral Agreement, dated as of June 19, 2014, by and among LMI AEROSPACE, INC., a Missouri corporation (the “Company”), certain subsidiaries of the Company from time to time party thereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Notes Secured Parties (as defined in the Indenture (as defined below)).

A. Reference is made to that certain Indenture, dated as of June 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Collateral Agent, the guarantors party thereto and U.S. Bank National Association, as Trustee.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Holders to purchase the Notes. Section 6.14 of the Collateral Agreement and Section 4.17 of the Indenture provide that certain Persons may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Collateral Agreement.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.14 of the Collateral Agreement, the New Grantor by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Indenture Obligations does hereby create and grant to the Collateral Agent, its permitted successors and assigns, for the benefit of the Notes Secured Parties, their permitted successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Grantor. Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Grantor. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Notes Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity (whether considered in a proceeding at law or in equity).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the Pledged Collateral, (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office and (c) set forth on Schedule II attached hereto is a true and correct schedule of all Commercial Tort Claims in which the New Grantor has any rights.

SECTION 5. The grant of a security interest in the Collateral by the New Grantor under this Supplement secures the payment of all Indenture Obligations of such New Grantor now or hereafter existing under, or in respect of, the Indenture Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Supplement secures the payment of all amounts that constitute part of the Indenture Obligations and that would be owed by such New Grantor to any Notes Secured Party under the Indenture Documents but for the fact that such Indenture Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 6. This Supplement has been entered into in conjunction with the provisions of the Collateral Agreement. The New Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Supplement and the terms of the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 7. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 8. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

SECTION 11. Reimbursement of the Collateral Agent’s expenses under this Supplement shall be governed by the applicable sections of the Collateral Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR], as New Grantor

By:
Name:
Title:

Jurisdiction of Formation:
Address of Chief Executive Office:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT II

TO THE COLLATERAL AGREEMENT

FORM OF ISSUER ACKNOWLEDGEMENT

The undersigned hereby (i) acknowledges receipt of the Collateral Agreement, dated as of June 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement), by and among LMI AEROSPACE, INC., a Missouri corporation (the “Company”), certain subsidiaries of the Company from time to time party thereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Collateral Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Pledged Securities (including all Equity Interests of the undersigned) without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Pledged Securities that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Collateral Agreement in connection with the registration of any Pledged Securities thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Issuer Acknowledgement to be duly executed and delivered as of the date first above written

[ ]

By:
Name:
Title:

EXHIBIT III

TO THE COLLATERAL AGREEMENT

FORM OF PERFECTION CERTIFICATE

[See attached]